UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2005

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Non-Employee Director Compensation

On September 1, 2005, the Corporate Governance/Nominating Committee of the Board of Directors of Avista Corporation (Avista Corp.) approved new compensation, effective September 1, 2005, for non-employee directors of Avista Corp. It was noted that Avista director compensation was below the average of the 50th percentile, where compensation for directors is generally targeted. In addition, rather than continue reviewing compensation on a two-year basis, the Governance Committee agreed to review director compensation on an annual basis. The following table presents previous and new non-employee director compensation:

	Previous Compensation	New Compensation
Annual Retainer*	$60,000	$68,000
Board Meeting Fee	$1,200	$1,500
Board Committee Meeting Fee	$1,200	$1,500
Board Committee Chair Annual Retainer	$4,000	$5,000
Board Audit Committee Chair Annual Retainer	$9,000	$9,000

*	Annually, directors may elect to receive their annual retainer in cash, in Avista Corp. Common Stock, or in a combination of cash and Avista Corp. Common Stock.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Avista Corporation Non-Employee Director Compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: September 1, 2005	/s/ Gary G. Ely
Gary G. Ely Chairman of the Board, President and Chief Executive Officer